UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________________________________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 19, 2011

_____________________________________________________________________

KNIGHT TRANSPORTATION, INC.
(Exact name of registrant as specified in its charter)

Arizona	001-32396	86-0649974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 W. Buckeye Road, Phoenix, AZ	85043
(Address of principal executive offices)	(Zip Code)

(602) 269-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on May 23, 2011, by Knight Transportation, Inc., an Arizona corporation (the "Company"), in order to update information disclosed under "Item 5.07 Submission of Matters to a Vote of Security Holders" regarding the results of voting at the Company's Annual Meeting of Shareholders held on May 19, 2011.

At the Company's 2011 Annual Meeting of Shareholders, the Company's shareholders voted on, among other matters, a proposal regarding the frequency of future shareholder advisory votes on the compensation of the Company's named executive officers – or future "say-on-pay" votes.  As previously reported by the Company, a plurality of the votes cast on the frequency proposal were cast in favor of holding an annual "say-on-pay" vote.

In consideration of the shareholder vote at the 2011 Annual Meeting of Shareholders on the frequency proposal, the Company's Board of Directors decided that the Company will hold an advisory "say-on-pay" vote every year in connection with its annual meetings of shareholders.  Accordingly, the Company will include an advisory "say-on-pay" vote every year in its future proxy materials until the next shareholder vote on the frequency of "say-on-pay" votes, which will be no later than the Company's Annual Meeting of Shareholders in 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT TRANSPORTATION, INC.

Date: August 16, 2011	By:	/s/ David A. Jackson
David A. Jackson
President and Chief Financial Officer